Exhibit 2.2

EXECUTION COPY

ASSUMPTION AGREEMENT OF MERCEDES-BENZ VEHICLE TRUST

This Assumption Agreement of Mercedes-Benz Vehicle Trust (this “Assumption Agreement”), dated as of January 31, 2023, is entered into by and among MERCEDES-BENZ VEHICLE TRUST, a Delaware statutory trust (“MBVT”),  MERCEDES-BENZ TRUST HOLDINGS LLC (formerly known as, “Daimler Trust Holdings LLC”), a Delaware limited lability company (“Holdings”) and MERCEDES-BENZ FINANCIAL SERVICES USA LLC, a Delaware limited liability company (“MBFS USA”), and is accepted by each of the other parties set forth on the signature pages hereto.

WHEREAS, MBVT is the successor by merger (the “Merger”) to Daimler Trust, a Delaware statutory trust (“DT”) pursuant to the Agreement of Merger, dated as of January 31, 2023 (the “Merger Agreement”), among the MBVT, DT, BNY Mellon Trust of Delaware (“BNYM”) as trustee for each of MBVT and DT (in such capacities, the “MBVT Trustee” and “DT Trustee”, respectively, and collectively, the “Titling Trustee”) and Holdings, as initial beneficiary of each of MBVT and DT (in such capacities, the “MBVT Initial Beneficiary” and “DT Initial Beneficiary”, respectively, and collectively, the “Initial Beneficiary”) and as beneficial owner of the Target Trust interests specified in the Merger Agreement;

WHEREAS, under the Merger Agreement, effective at 11:00 p.m. Eastern Time on January 31, 2023 (the “Effective Time”), MBVT succeeds to and possess all of the rights, privileges, immunities, powers and franchises of DT and all of the assets and property of whatever kind and character of DT, each and all of which shall fully vest in MBVT, and in that connection MBVT wishes to execute this Assumption Agreement to expressly assume all obligations of DT under each outstanding agreement, instrument and undertaking of any kind that DT is party to or bound by as of the Effective Time, including the Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009 (the “Basic Collateral Agency Agreement” and as amended and supplemented to date, including by each Exchange Note Supplement thereto, the “Collateral Agency Agreement”), among DT, as borrower (in such capacity, but subject to the terms of this Assumption Agreement, the “Borrower”), MBFS USA, as lender (in such capacity, the “Lender”) and as servicer (in such capacity, the “Servicer”), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as administrative agent and not in its individual capacity (the “Administrative Agent”), and DAIMLER TITLE CO. (which commencing on February 1, 2023 will be known as “Collateral Title Co.”), a Delaware corporation, as collateral agent (the “Collateral Agent”);

WHEREAS, (i) DT was formed on June 18, 2007 and was governed by the Second Amended and Restated Trust Agreement, dated as of April 1, 2008 (as amended, supplemented or otherwise modified to date, the “DT Trust Agreement”), among the DT Initial Beneficiary, the DT Trustee and MBFS USA, as titling trust administrator (in such capacity, the “DT Titling Trust Administrator”) and (ii) MBVT was formed on March 15, 2022 and is governed by an Amended and Restated Trust Agreement, dated as of January 31, 2023 (as amended, supplemented or otherwise modified to date, the “MBVT Trust Agreement”), among the MBVT Initial Beneficiary, the MBVT Trustee and MBFS USA, as titling trust administrator (in such capacity, the “MBVT Titling Trust Administrator” and, collectively with its capacity as DT Titling Trust Administrator, the “Titling Trust Administrator”);

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

Section 1.          Defined Terms and Rules of Construction.  Capitalized terms used and not defined herein shall have the meanings set forth in the Collateral Agency Agreement unless otherwise specified herein. The Collateral Agency Agreement also contains rules of construction and usage which shall be applicable herein. In addition, as used herein “Titling Trust Obligations” means each agreement, instrument or undertaking of any kind that DT was party to as of the Effective Time (before giving effect to the Merger), including all outstanding Exchange Notes and Exchange Note Supplements, and also including the agreements listed on Exhibit 1 hereto as “Additional Titling Trust Agreements”.

Section 2.       MBVT Assumption.  Effective as of the Effective Time, MBVT hereby acquires, accepts and assumes, all of the rights, benefits, obligations, duties, responsibilities and liabilities of DT under the Collateral Agency Agreement, all Titling Trust Notes (as defined in the DT Trust Agreement and as further listed on Exhibit 1 hereto), all Titling Trust Note Indentures (as defined in the DT Trust Agreement and as further listed on Exhibit 1 hereto) and all other Titling Trust Obligations and any and all obligations under the DT Trust Agreement, including (i) the due and punctual payment of the principal of and interest on each outstanding Exchange Note, including the payment of principal of, and interest on, the Exchange Note Balance of each Exchange Note, (ii) the due and punctual payment of the principal of and interest on the Revolving Facility including the payment of principal of, and interest on, the Revolving Facility Balance, (iii) the performance and observance of each and every agreement and covenant of the Collateral Agency Agreement (including each Exchange Note Supplement) to be performed or observed by DT (as Borrower and, if applicable in any other capacity), all as provided in the Collateral Agency Agreement and (iv) the performance and observance of each and every agreement and covenant of each other Titling Trust Obligation to be performed or observed by DT (in any capacity), all as provided under each such Titling Trust Obligation.  In furtherance of and not in any way limiting the foregoing, MBVT agrees to be bound under and by the terms of each Titling Trust Obligation as a direct party thereto, in the same manner and to the same effect as DT has been bound thereunder prior and up to the Effective Time.

Section 3.          Listing of Titling Trust Obligations. Each of the Initial Beneficiary, the Servicer and the Titling Trust Administrator jointly and severally represents and warrants that Exhibit 1 hereto lists all outstanding Titling Trust Notes, Titling Trust Indentures, Exchange Notes, and Exchange Note Supplements as of the Effective Time and, under “Additional Titling Trust Agreements,” lists all other agreements to which DT is party as of the Effective Time that relate to the outstanding Titling Trust Notes, Titling Trust Indentures, Exchange Notes, and Exchange Note Supplements and the transactions contemplated thereby.

Section 4.          Acceptance by Parties. To the extent required under the applicable Titling Trust Obligations, each signatory hereto hereby acknowledges and accepts this Assumption Agreement with respect to the Titling Trust Obligations to which it is a party.  The execution and delivery of this Assumption Agreement by MBVT will function as the execution and delivery to the other parties thereto (or in the case of the Titling Trust Notes, to the holder and each pledgee thereof) of a counterpart signature page thereto.

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MBFS USA acknowledges and agrees that, upon giving effect to the Merger, it will act as Servicer under the Servicing Agreement with respect to the Mercedes-Benz Retail Specified Interest, as defined in and designated under the MBVT Trust Agreement, and that all references in the Collateral Agency Agreement, the Servicing Agreement and the other Additional Titling Trust Agreements to the Daimler Retail Specified Interest shall, commencing at the Effective Time, refer to the Mercedes-Benz Retail Specified Interest.

Section 5.          Representations and Warranties of MBVT. MBVT hereby makes each of the representations and warranties set forth in Sections 5.12 and 5.13 of the Basic Collateral Agency Agreement and Sections 2.03 and 2.07 of each Exchange Note Supplement on which the other parties to each such agreement are each deemed to have relied to the same extent and with the same effect and survival as the representations and warranties made under each such Section by DT as Borrower, except that such representations and warranties by MBVT are made and speak as of the Effective Time except to the extent otherwise expressly stated therein.

Section 6.          Additional Representations and Warranties.

(a)          MBFS USA, as Titling Trust Administrator and Servicer, hereby represents and warrants that, in accordance with Section 5.07 of the Collateral Agency Agreement:

(i)          MBVT (A) is organized and existing under the laws of Delaware and (B) has assumed, by this Assumption Agreement, (1) the due and punctual payment of principal of, and interest on, the Revolving Facility Balance and the Exchange Note Balance and (2) compliance by the Borrower with the provisions of the Collateral Agency Agreement and the performance or observance of every agreement and covenant of the Collateral Agency Agreement to be performed or observed by the Borrower, all as provided in the Collateral Agency Agreement;

(ii)         immediately after giving effect to the Merger Agreement and this Assumption Agreement, no Potential Facility Default, Facility Default, Potential Exchange Note Default or Exchange Note Default will have occurred and be continuing;

(iii)        the Borrower has received an Opinion of Counsel (and has delivered copies of such Opinion of Counsel to the Administrative Agent) substantially to the effect that the Merger Agreement will not cause (A) any Exchange Note to be deemed sold or exchanged for purposes of Section 1001 of the Code and (B) the Borrower to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(iv)        any action that is necessary to maintain the security interest granted under the Collateral Agency Agreement has been taken upon the filing in the office of the Secretary of State of the State of Delaware of the UCC Financing Statement attached hereto as Exhibit 2;

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(v)         the Merger complies with Section 5.07 of the Collateral Agency Agreement and all conditions precedent provided for in the Collateral Agency Agreement relating to the Merger have been complied with (including, upon the filing of a report on Form 8-K in the form set forth as Exhibit 3 (which the Servicer will cause to be timely filed), any filing required by the Securities Exchange Act of 1934) and the Borrower has delivered to the Administrative Agent an Officer’s Certificate of MBFS USA and an Opinion of Counsel, each to that effect; and

(b)          MBFS USA, as Titling Trust Administrator, hereby further represents and warrants that, in accordance with Section 2.11(a)(v) of the DT Trust Agreement:

(i)          pursuant to this Assumption Agreement, MBVT has assumed all of DT’s obligations under the DT Trust Agreement, and all Titling Trust Notes and all Titling Trust Note Indentures (as defined in the DT Trust Agreement);

(ii)         the MBVT Trust Agreement contains provisions substantially identical to Section 2.3 and Section 2.11 of the DT Trust Agreement;

(iii)        the rating agencies and the trustees with respect to the outstanding Securities (as complete listing of which is set forth on Exhibit 1) have received at least 5 days' prior notice of the Merger,

(iv)        the Merger does not conflict with the Certificate of Trust of DT Trust; and

(v)         immediately after giving effect to the Merger no default or event of default by or relating to the Titling Trust will have occurred and be continuing under any material agreement to which the Titling Trust is a party, including any Titling Trust Note Indenture, or any agreement or other document pursuant to which any Titling Trust Note or Security has been issued

Section 7.          Effectiveness.  This Assumption Agreement shall become effective at the Effective Time simultaneously with the Merger.

Section 8.          Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 9.         Amendment.  This Assumption Agreement may be amended by an instrument in writing signed by all parties hereto and in accordance with the terms and conditions of the applicable Basic Document.

Section 10.       Counterparts.  This Assumption Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

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Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record) hereto or to any other certificate, agreement or document related to this transaction, and any contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar State law based on the Uniform Electronic Transactions Act.

Section 11.        Limitation on Liability. It is expressly understood and agreed by the parties that (a) this Assumption Agreement is executed and delivered by BNYM, not individually or personally, but solely as trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Titling Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Titling Trust is made and intended not as personal representations, undertakings and agreements by BNYM, but is made and intended for the purpose for binding only the Titling Trust, (c) nothing herein contained shall be construed as creating any liability on BNYM, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNYM has made no investigation as to the accuracy or completeness of any representations or warranties made by the Titling Trust in this Assumption Agreement and (e) under no circumstances shall BNYM be personally liable for the payment of any indebtedness or expenses of the Titling Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Assumption Agreement or any other related documents.

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IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement as of the date first above written.

MERCEDES-BENZ VEHICLE TRUST

By: BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee

By:	/s/ Kevin J. Randle
Name: Kevin J. Randle
Title: Vice President

Signature Pages to MBVT Assumption

MERCEDES-BENZ TRUST HOLDINGS LLC, as Initial Beneficiary of Mercedes-Benz Vehicle Trust

By:	/s/ Christopher Trainor
Name: Christopher Trainor
Title: Vice President

Signature Pages to MBVT Assumption

MERCEDES-BENZ FINANCIAL SERVICES USA LLC

By:	/s/ Christopher Trainor
Name: Christopher Trainor
Title: Vice President

By:	/s/ Steven C. Poling
Name: Steven C. Poling
Title: Assistant Secretary

Signature Pages to MBVT Assumption

Acknowledged and Accepted:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Administrative Agent

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Vice President

DAIMLER TITLE CO., as Collateral Agent

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Vice President

Signature Pages to MBVT Assumption

EXHIBIT 1

I.	TITLING TRUST OBLIGATIONS as of the Effective Time

1.	Titling Trust Notes

See Section 1. of Schedule 1 to the Merger Agreement which lists all Titling Trust Notes as of the Effective Time and is incorporated herein by reference

2.	Titling Trust Indentures

See Section 2. of Schedule 1 to the Merger Agreement which lists all Titling Trust Indentures as of the Effective Time and is incorporated herein by reference

3.	Exchange Notes

See each Exchange Note listed in Section 1. of Schedule 1 to the Merger Agreement which is incorporated herein by reference.

4.	Exchange Note Supplements

See each the Exchange Note Supplement listed in Section 2. of Schedule 1 to the Merger Agreement which is incorporated herein by reference.

5.	Securities

See Section 3. of Schedule 1 to the Merger Agreement which lists all Securities as of the Effective Time and is incorporated herein by reference

6.	Additional Titling Trust Agreements

Amended and Restated Servicing Agreement, dated as of March 1, 2009
2017-1 Servicing Supplement, dated as of July 27, 2017
2020-B Servicing Supplement, dated as of September 1, 2020
2021-A Servicing Supplement, dated as of January 1, 2021
2021-B Servicing Supplement, dated as of June 1, 2021
each such agreement (as amended, restated, supplemented or otherwise modified from time to time to date), is among the following parties: Daimler Trust (succeeded by MBVT as of the Effective Time), Mercedes-Benz Financial Services USA LLC, as Servicer and Lender, and Daimler Title Co. (which commencing on February 1, 2023 will be known as “Collateral Title Co.”), as Collateral Agent

Titling Trust Control Agreement, dated as of July 27, 2017
2020-B Titling Trust Control Agreement, dated as of September 1, 2020
2021-A Titling Trust Control Agreement, dated as of January 1, 2021
2021-B Titling Trust Control Agreement, dated as of June 1, 2021 each such agreement (as amended, restated, supplemented or otherwise modified from time to time to date), is among Daimler Trust (succeeded by MBVT as of the Effective Time), as Initial Secured Party and the Assignee-Secured Party and Securities Intermediary set forth therein

Intercreditor Agreement, dated as of August 1, 2007, among Daimler Trust (succeeded by MBVT as of the Effective Time), MBFS USA, as Titling Trust Administrator and as an interest holder, the Initial Beneficiary, and the other Persons from time to time becoming party to such agreement in the manner specified therein

E-1-1

Exhibit 2

UCC Financing Statement
[As filed with the Delaware Secretary of State]

E-2-1

Exhibit 3

Form 8-K
[As filed with the Securities and Exchange Commission]

E-3-1